OFFSHORE SUBSCRIPTION AGREEMENT

This Offshore Subscription Agreement (the “Agreement”) is entered into this 12th day of January, 2010(the “Effective Date”), by and between China Fruits Corporation, a Nevada corporation (“CHFR”) and Huang, JunJie (“MR. HUANG”), an individual.

WHEREAS, MR. HUANG desires to subscribe to and purchase nine hundred thousand shares (900,000) of restricted common stock of CHFR (the “Shares”); and

WHEREAS, CHFR agrees to deliver the Shares for the Consideration (as defined below) to be paid by MR. HUANG, subject to the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the mutual promises herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Purchase and Sale. On the basis of the representations and warranties herein contained, subject to the terms and conditions set forth herein, MR. HUANG hereby agrees to purchase the Shares at a purchase price of twenty cents (US$.20) per share (aggregate sum of $180,000), and CHFR hereby agrees to sell the Shares to MR. HUANG for such Consideration.

2. Closing . The closing of the purchase and sale contemplated by this Agreement (the “Closing”) shall occur upon the transfer of the Consideration to CHFR at Fu Xi Technology & Industry Park, Nan Feng County, Jiang Xi Province, P. R. China (the “Corporate Address”). CHFR shall deliver the Shares to MR. HUANG within 14 days of receiving full payment under this Agreement.

A. Transactions and Document Exchange at Closing. Prior to or at the Closing, the following transactions shall occur and documents shall be exchanged, all of which shall be deemed to occur simultaneously: (1) by MR. HUANG : MR. HUANG shall deliver, or cause to be deliver, to CHFR: (a) the balance of the Consideration (if any); and (b) such other documents, instruments, and/or certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which are reasonably determined by the parties to be required to effectuate the transactions contemplated in this Agreement, or as otherwise maybe reasonably requested by CHFR in furtherance of the intent of this Agreement; (2) by CHFR : CHFR shall deliver, or cause the following to be delivered, to MR. HUANG: (a) the Shares; and (b) such other documents, instruments, and/or certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which are reasonably determined by the parties to be required to effectuate the transactions contemplated in this Agreement, or as otherwise may be reasonably requested by MR. HUANG in furtherance of the intent of this Agreement.

B. Post -Closing Documents. From time to time after the Closing, upon the reasonable request of any party, the party to whom the request is made shall deliver such other and further documents, instruments, and/or certificates as may be necessary to more fully vest in the requesting party the Consideration or the Shares as provided for in this Agreement, or to enable the requesting party to obtain the rights and benefits contemplated by this Agreement.

C. Payment. MR. HUANG will ensure that all payments are forwarded to the Corporate Address.

3. Private Offering . MR. HUANG and CHFR both understand and agree that the purchase   and sale of securities contemplated herein constitutes a private, arms-length transaction between a willing seller and willing buyer without the use or reliance upon a broker, distributor or securities underwriter.

A. Purchase for Investment. Neither MR. HUANG nor CHFR are underwriters of, or dealers in, the securities to be sold and exchanged hereunder.

B. Investment Risk. Because of CHFR’s financial position and other factors as disclosed in CHFR’s business plan (which MR. HUANG represents it has received and reviewed), the transaction contemplated by this Agreement may involve a high degree of financial risk, including the risk that one or both parties may lose its entire investment, and both parties hereby agree that they have each undertaken an independent evaluation of the risks associated with the Shares, and both parties understand those risks and are willing to accept the risk that they may be required to bear the financial risks of this investment for an indefinite period of time.

C. Access to Information. MR. HUANG and CHFR and their advisors have been afforded the opportunity to discuss the transaction with legal and accounting professionals and to examine and evaluate the financial impact of the sale and exchange contemplated herein. MR. HUANG acknowledges that it has been furnished with the information required to conform with the provisions of subparagraph (a)(5) of Rule 15c2-11 of the Securities and Exchange Commission.

4. Representations and Warranties of MR. HUANG: MR. HUANG hereby covenants and represents and warrants to CHFR that:

A. Organization. MR. HUANG is an individual, with the power and authority to carry on business as now being conducted. This Agreement has been duly executed and delivered by MR. HUANG and constitutes a binding and enforceable obligation of MR. HUANG.

B. Third Party Consent. No authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by MR. HUANG in connection with the execution, delivery, or performance of this Agreement or the transfer of the Shares, or if any such is required, MR. HUANG will have or will obtain the same prior to Closing.

C. Litigation. MR. HUANG is not a defendant against whom a claim has been made or a judgment rendered in any litigation or proceedings before any local, state, or federal government, including but not limited to the United States, or any department, board, body, or agency thereof.

D. Authority. This Agreement has been duly executed by MR. HUANG, and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any agreement, instrument, judgment, order, or decree to which MR. HUANG is a party or to which the Consideration is subject.

E. Offshore Transaction. MR. HUANG represents and warrants to CHFR as follows: (i) MR. HUANG is not a “U.S. person” as that term is defined in Rule 902 of Regulation S; (ii) at the execution of this Agreement, as well as the time this transaction is or was due, MR. HUANG was outside the United States, and no offer to purchase the Shares was made in the United States; (iii) MR. HUANG agrees that all offers and sales of the Shares shall not be made to U.S. persons unless the Shares are registered or a valid exemption from registration can be relied on under applicable U.S. state and federal securities laws; (iv) MR. HUANG is not a distributor or dealer; (v) the transactions contemplated hereby have not been and will not be made on behalf of any U.S. person or pre-arranged by MR. HUANG with a purchaser located in the United States or a purchaser which is a U.S. person, and such transactions are not and will not be part of a plan or scheme to evade the registration provisions of the Act; (vi)all offering documents received by MR. HUANG include statements to the effect that the Shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. Persons (other than distributors as defined in Regulation S) during the Restricted Period unless the Shares are registered under the Securities Act of 1933 or an exemption from registration is available.

The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance by CHFR of MR. HUANG’s purchase, and shall survive thereafter. If MR. HUANG has knowledge, prior to the acceptance of this Offshore Subscription Agreement by CHFR, that any such representations and warranties shall not be true and accurate in any respect, MR. HUANG prior to such acceptance, will give written notice of such fact to CHFR specifying which representations and warranties are not true and accurate and the reasons therefore.

MR. HUANG agrees to fully indemnify, defend and hold harmless CHFR, its officers, directors, employees, agents and attorneys from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorney's fees and expenses, which may result from a breach of MR. HUANG’s representations, warranties and agreements contained herein.

F. Accredited Investor. MR. HUANG is an accredited investor as that term is defined in Rule 501(a) of Regulation D promulgated under the Act.

G.. Beneficial Owner. MR. HUANG is purchasing stock for its own account or for the account of beneficiaries for whom MR. HUANG has full investment discretion with respect to stock and whom MR. HUANG has full authority to bind, so that each such beneficiary is bound hereby as if such beneficiary were a direct signatory hereunder, and all representations, warranties and agreements herein were made directly by such beneficiary.

H. Directed Selling Efforts. MR. HUANG will not engage in any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares sold hereunder. To the best of its knowledge, neither MR. HUANG nor any person acting for MR. HUANG has conducted any “directed selling efforts” as that term is defined in Rule 902 of Regulation S.

I. Independent Investigation; Access. MR. HUANG, in electing to purchase the Shares herein, has relied solely upon independent investigation made by him and his representatives. MR. HUANG has been given no oral or written representation or warranty from CHFR other than as set forth in this Agreement. MR. HUANG and his representatives, if any, have, prior to any sale to it, been given access and the opportunity to examine all material books and records of CHFR, all material contracts and documents relating to CHFR and this offering and an opportunity to ask questions of, and to receive answers from, CHFR or any officer of CHFR acting on its behalf concerning CHFR and the terms and conditions of this offering. MR. HUANG and his advisors, if any, have been furnished with access to all publicly available materials relating to the business, finances and operations of CHFR and materials relating to the offer and sale of the Shares which have been requested. MR. HUANG and his advisors, if any, have received complete and satisfactory answers to any such inquiries.

J. No Government Recommendation or Approval. MR. HUANG understands that no United States federal or state agency, or similar agency of any other country, has passed upon or made any recommendation or endorsement of the Shares, or this transaction.

K. No Formation or Membership in “Group.” MR. HUANG is not part of a “group” as that term is defined under the Act. MR. HUANG is not, and does not intend to become, included with two or more persons acting as a partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of the Company.

L. Hedging Transactions. MR. HUANG hereby agrees not to engage in any hedging transactions involving the securities described herein unless in compliance with the Act and Regulation S promulgated thereunder.

5. Conditions Precedent to CHFR’s Closing . All obligations of CHFR under his Agreement, and as an inducement to CHFR to enter into this Agreement, are subject to MR. HUANG’s covenants and agreements to each of the following:

A. Acceptance of Documents. All instruments and documents delivered to CHFR pursuant to this Agreement or reasonably requested by CHFR to verify the representations and warranties of MR. HUANG herein, shall be satisfactory to CHFR and its legal counsel.

B. Representations and Warranties. The representations and warranties by MR. HUANG set forth in this Agreement shall be true and correct at and as of the Closing date, with the same force and effect as though made at and as of the date hereof, except for changes permitted or contemplated by this Agreement.

C. No Breach or Default. MR. HUANG shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

6. Termination . This Agreement may be terminated at any time prior to the date of Closing by either party if (a) there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transaction contemplated by this Agreement, and which in the judgment of such party giving notice to terminate and based upon the advice of legal counsel makes it inadvisable to proceed with the transaction contemplated by this Agreement, or (b) if this Agreement has not been approved and properly executed by the parties by January 12, 2010.

7. Restrictive Legend . MR. HUANG agrees that the Shares shall bear a restrictive legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration, and that hedging transactions involving those securities may not be conducted unless in compliance with the Act.

8. CHFR’s Obligation to Refuse Transfer . Pursuant to Regulation S promulgated under the Act, CHFR hereby agrees to refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

9. Miscellaneous .

A. Authority. MR. HUANG and the officers of CHFR executing this Agreement are duly authorized to do so, and each party has taken all action required for valid execution.

B. Notices. Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, or by express mail service substantially equivalent to Federal Express, addressed as follows

To MR. HUANG:
Huang Jun Jie
501, No.14, Zhu Jia Xiang, Ren Min Road,
QinCheng Town, Nan Feng County, Fu Zhou City,
Jiangxi, P.R. China

To CHFR:
China Fruits Corporation
Fu Xi Technology & Industry Park, Nan Feng County
Jiang Xi Province, P. R. China
(86794) 326-6199

C. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. This Agreement may be amended only by a writing executed by all parties hereto.

D. Severability. If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

E. Assignment. None of the parties hereto may assign this Agreement without the express written consent of the other parties and any approved assignment shall be binding on and inure to the benefit of such successor or, in the event of death or incapacity, on assignor’s heirs, executors, administrators, representatives, and successors.

F. Applicable Law. This Agreement has been negotiated and is being contracted for in the United States, State of Nevada. It shall be governed by and interpreted in accordance with the laws of the United States and the State of Nevada, regardless of any conflict-of-law provision to the contrary.

G. Attorney’s Fees. If any legal action or other proceeding (including but not limited to binding arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, the prevailing party will be entitled to recover actual attorney’s fees (including for appeals and collection and including the actual cost of in-house counsel, if any) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

H. Counterparts and Facsimile. This Agreement may be executed in any number of identical counterparts (except as to signature only), each of which may be deemed an original for all purposes. A fax, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

IN WITNESS WHEREOF, the parties have executed this agreement below.

Mr. Huang, Jun Jie                      China Fruits Corporation

By: /s/ Huang, Jun Jie                    By: /s/ Chen Quan Long
Huang, Jun Jie, Individual              Cheng Quan Long, President